MACC PRIVATE EQUITIES INC.                                    NEWS RELEASE
101 Second Street, S.E., Suite 800
Cedar Rapids, Iowa  52401
(319) 363-8249

For more information contact:                                              For Immediate Release
         David R. Schroder, President                                                   October 24, 2001
         Robert A. Comey, Executive Vice President
         (319) 363-8249
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                             MACC PRIVATE EQUITIES ANNOUNCES STOCK REPURCHASE PROGRAM

         Cedar Rapids,  Iowa,  October 24, 2001. MACC Private Equities Inc.  (NASDAQ:  "MACC") announced today that its board of directors has authorized a common stock  repurchase  program.  The  repurchase  program allows MACC to repurchase,  from time to time,  up to $100,000 of MACC's  common stock on the open market,  depending  upon market conditions  and other  factors.  Repurchases  under the  repurchase  program are expected to occur before April 15,
2002,  unless the repurchase  program is extended.  As of September 30, 2001,  MACC had 2,329,255  shares of common stock issued and outstanding.

         Paul M. Bass,  Jr.,  Chairman of MACC,  remarked that "even though our normal  practice has been to retain our cash to fund our venture  capital  investment  activities,  at its current price  levels,  our own common stock represents an attractive investment and an opportunity for us to increase shareholder value."

         MACC is a business  development  company in the business of making  investments in small businesses in the
United States through its wholly-owned  subsidiary,  MorAmerica Capital  Corporation,  a small business  investment company.  MACC common stock is traded on The Nasdaq National Market under the symbol "MACC."